UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT                                                                                                December 18, 2007

(DATE OF EARLIEST EVENT REPORTED)                                                                                                                     December 14, 2007

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800

Houston, Texas 77046

(Address of principal executive office)

(866) 913-2122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Retirement of H. Dean Jones II

On December 18, 2007, H. Dean Jones II, President and a director of Boardwalk GP, LLC, the general partner of Boardwalk GP, LP, which is the registrant’s general partner, announced that he will retire, effective March 1, 2008, and in connection therewith will resign his positions as a director and officer of Boardwalk GP, LLC, Texas Gas Transmission, LLC (a subsidiary of the Registrant) and all affiliated entities.  Upon Mr. Jones' retirement, Rolf Gafvert, CEO of Boardwalk GP, LLC, will assume the title of President of Boardwalk GP, LLC and Texas Gas Transmission, LLC.

(e)	Compensation Awards to Named Executive Officers

On December 14, 2007, Boardwalk GP, LLC awarded the following compensation to its named executive officers:

Name	Position	LP Phantom Unit Awards (1)	GP Phantom Unit Awards (2)	Cash Bonuses ($)
Rolf A. Gafvert	CEO of Boardwalk GP, LLC	6,532	25	300,000
Jamie L. Buskill	CFO of Boardwalk GP, LLC	-	12	225,000
H. Dean Jones II	President of Boardwalk GP, LLC	-	-	275,000

(1)  Awarded under the registrant’s Long Term Incentive Plan. Each such award: includes a tandem grant of Distribution Equivalent Rights (DERs); vests 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date; and will be payable to the grantee in cash upon vesting in an amount equal to the sum of the Fair Market Value of the Units (as defined in the plan) on the vesting date plus the vested amount then credited to the grantee’s DER account, less applicable taxes.

(2)  Awarded under the registrant’s Strategic Long Term Incentive Plan.  Each GP Phantom Unit entitles the holder thereof, upon vesting, to a lump sum cash payment in an amount determined by a formula based on cash distributions made by the registrant to its general partner during the four quarters preceding the vesting date (the “Formula Value”). The Formula Value of each GP Phantom Unit is the lesser of: (i) the product of (A) the quotient of (x) the sum of the cash distributions made to the registrant’s general partner by the registrant for the four consecutive calendar quarters ending on or immediately preceding the vesting date, divided by (y) the “current yield” on the registrant’s common units on such vesting date, multiplied by (B) .0001 or (ii) $50,000. “Current yield” means the quotient of (a) four times the quarterly cash distribution made by the registrant per common unit for the calendar quarter ending on or immediately preceding such vesting date, divided by (b) the Fair Market Value of a Common Unit (as determined under the Plan) on such vesting date.

Item 7.01                      Regulation FD Disclosure.

On December 18, 2007, the registrant issued a press release announcing the retirement of H. Dean Jones II and other organizational changes. The press release is being furnished with this Current Report on Form 8-K as Exhibit  99.1 and is incorporated by reference herein.  The information regarding the press release provided in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Act”), as amended, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Act, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description
99.1	Boardwalk Pipeline Partners, LP, News Release, issued December 18, 2007, announcing the retirement of President H. Dean Jones II and other organizational changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:      BOARDWALK GP, LP,
its general partner

By:      BOARDWALK GP, LLC,
its general partner

By:         /s/ Jamie L. Buskill
Jamie L. Buskill
Chief Financial Officer

Dated: December 18, 2007